                                  EXHIBIT 99.3

                    [IMPERIAL HOLLY CORPORATION LETTERHEAD]


NEWS                                                       FOR IMMEDIATE RELEASE


                           IMPERIAL HOLLY CORPORATION
                           --------------------------
                        ANNOUNCES CHANGE IN FISCAL YEAR
                        -------------------------------
                         AND DECLARES REGULAR DIVIDEND
                         -----------------------------


     Sugar Land, Texas - October 31, 1997 - Imperial Holly Corporation (AMEX:
IHK) announced today that it has changed its fiscal year end from March 31 to September 30, and expects to report audited results for the six month period ended September 30, 1997 by the third week of November. The Company stated that the September 30 fiscal year better reflects its natural business cycle, particularly in view of its pending acquisition of Savannah Foods and Industries, Inc. whose fiscal year also ends September 30.

     At their meeting today, the Company's Board of Directors declared a quarterly dividend of $0.03 per share payable November 19, 1997 to shareholders of record at the close of business November 11, 1997.


     The statements regarding future market prices and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks, uncertainties and assumptions, including, but not limited to, market factors, the effect of weather and economic conditions, farm and trade policy, the available supply of sugar, available quantity and quality of sugar beets and other factors detailed in the Company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.